Brian Smith
ESI
503-672-5760
smithb@esi.com
ESI Announces Fourth Quarter and Full Year Fiscal 2017 Results

PORTLAND, Ore. – May 9, 2017 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2017 fourth quarter and year ended April 1, 2017. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring, impairments of intangible assets, inventory, and goodwill, and other items.
Fourth quarter revenue was $49.9 million, compared to $51.5 million in the fourth quarter of last fiscal year and $33.8 million last quarter. GAAP net loss was $17.9 million or $0.54 per share, and included $18.1 million of charges primarily related to restructuring and the impairment of goodwill, intangible assets, and inventory. Of the charges, approximately $5.2 million are expected to be paid in cash. Non-GAAP net income was $2.9 million or $0.09 per diluted share.
“The company had a strong quarter operationally with orders, revenues, and non-GAAP earnings exceeding expectations,” stated Michael Burger, president and CEO of ESI. “The seasonally strong orders resulted in our highest backlog in nearly five years and position us well as we enter fiscal 2018. I am also pleased with the progress we are making on our restructuring plan. Our new executive team is in place and we are on track with our plans to improve our consistency of earnings over time."
Orders in the fourth quarter were $82.3 million, compared to $55.6 million last year and $44.1 million in the prior quarter. Burger continued, “Seasonally strong markets and solid execution drove orders to their highest quarterly level in over five years. Year over year we grew fourth quarter orders in all product groups, as well as in service."
On a GAAP basis gross margin was 36.5%, compared with 41.1% in the fourth quarter of fiscal 2016, and included approximately $4.0 million dollars of charges reflecting the impairment of intangible assets and impairment of inventory associated with our restructuring activities. Operating expenses were $36.3 million, up from $20.1 million one year ago, and included $6.6 million of restructuring costs and a $7.4 million impairment of goodwill. Operating loss was $18.1 million, compared to income of $1.1 million in the year-ago quarter.
On a non-GAAP basis gross margin was 45.7% compared to 42.7% one year ago. Non-GAAP operating expenses increased year over year to $20.1 million. Non-GAAP operating income was $2.7 million, or 5.4% of sales, compared to income of $3.3 million in the fourth quarter of last year.
Full Year Fiscal 2017 Results
Fiscal 2017 revenue was $161.0 million, a decline of 12.7% compared to $184.4 million in fiscal 2016. On a GAAP basis, fiscal 2017 net loss was $37.4 million or $1.15 per share, compared to net loss of $12.3 million or $0.39 per share in the prior year. On a non-GAAP basis, net loss was $9.4 million or $0.29 per share, compared to net loss of $1.7 million or $0.05 per share in 2016.
Balance Sheet and Cash Flow
At quarter end, total cash and investments, including restricted cash, were $66.5 million. The company used $1.1 million of cash in operations during the quarter. For the fiscal year the company used $0.8 million of operating cash. During the quarter, inventories were flat sequentially and trade receivables increased by $12.9 million. In addition, during the quarter the company received proceeds from a $14 million ten-year term loan secured by the company’s headquarters facility.
First Quarter 2018 Outlook
Based on current market and backlog conditions, revenues for the first quarter of fiscal 2018 are expected to be in the low $60 million range. Non-GAAP earnings per diluted share is expected to be $0.15 to $0.20. Additionally, we expect to incur approximately $1-2 million of restructuring charges and $3.5 to $4.5 million of inventory and asset impairments as we finalize our restructuring plans.
Burger concluded, "Our markets were seasonally strong in the fourth quarter. Although visibility is limited, we are seeing a better market environment and fewer headwinds than one year ago, which is encouraging. Our objective is to execute and drive demand so that the seasonally weaker quarters will see less of a drop-off compared to last fiscal year. In addition, the reorganization we announced in February should help us to improve execution, lower our breakeven revenue level, and deliver profitability in both strong and weak demand cycles."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 12233475. A live audio webcast can be accessed at www.esi.com. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring, inventory and goodwill write-downs, and other items. We believe that this presentation of non-GAAP financial measures allows investors to assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the micro-machining industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations and subsidiaries in Asia, Europe and North America. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, products, revenue, and earnings, including our expectations around restructuring our business, improving execution, and delivering more consistent earnings. These forward-looking statements are based on information available to us on the date of this release and we undertake no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; our ability to respond promptly to customer requirements; the risk that we may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; our ability to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; our need to continue investing in research and development; our ability to hire and retain key employees; our ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that we do not successfully integrate Visicon Technologies or achieve the anticipated cost synergies; the risk that the incorporation of Visicon's vision technology does not give us a competitive advantage; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; risks associated with our restructuring efforts; foreign currency fluctuations; the risk that duties or tariffs could be imposed or increased on goods imported or exported by us; the risk that changes to policies regarding immigration and visits to the United States could negatively impact our ability to hire or retain and train qualified personnel or our ability to operate internationally on an integrated basis; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

Electro Scientific Industries, Inc.
Fourth Quarter Fiscal 2017 Results
Condensed Consolidated Statements of Operations
(Unaudited)

	Fiscal quarter ended			Fiscal year ended
(In thousands, except per share data)	Apr 1, 2017	Dec 31, 2016	Apr 2, 2016	Apr 1, 2017	Apr 2, 2016
Net sales:
Systems	$40,029	$25,427	$44,043	$125,098	$142,957
Services	9,889	8,352	7,443	35,925	41,434
Total net sales	49,918	33,779	51,486	161,023	184,391
Cost of sales:
Systems	27,499	17,283	25,247	81,350	89,169
Services	4,189	5,048	5,055	18,207	22,519
Total cost of sales	31,688	22,331	30,302	99,557	111,688
Gross profit	18,230	11,448	21,184	61,466	72,703
Gross margin	36.5%	33.9%	41.1%	38.2%	39.4%
Operating expenses:
Selling, general and administration	13,781	13,280	12,134	52,698	49,753
Research, development and engineering	8,461	7,868	7,694	31,719	32,400
Restructuring costs	6,614	321	227	6,935	2,824
Acquisition and integration costs	—	31	—	366	194
Impairment of goodwill	7,445	—	—	7,445	—
Net operating expenses	36,301	21,500	20,055	99,163	85,171
Operating (loss) income	(18,071)	(10,052)	1,129	(37,697)	(12,468)
Non-operating income:
Interest and other income, net	103	34	127	265	195
Total non-operating income	103	34	127	265	195
(Loss) income before income taxes	(17,968)	(10,018)	1,256	(37,432)	(12,273)
Benefit from income taxes	(45)	(325)	(697)	(23)	(16)
Net (loss) income	$(17,923)	$(9,693)	$1,953	$(37,409)	$(12,257)
Net (loss) income per share—basic	$(0.54)	$(0.29)	$0.06	$(1.15)	$(0.39)
Net (loss) income per share—diluted	$(0.54)	$(0.29)	$0.06	$(1.15)	$(0.39)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

Electro Scientific Industries, Inc.
Fourth Quarter Fiscal 2017 Results
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	Apr 1, 2017	Dec 31, 2016	Apr 2, 2016
Assets
Current assets:
Cash and cash equivalents	$56,642	$44,891	$42,413
Short-term investments	5,743	6,301	15,252
Trade receivables, net	40,494	27,644	42,770
Inventories, net	58,942	58,830	60,470
Shipped systems pending acceptance	5,713	3,983	1,181
Other current assets	6,180	5,903	5,340
Total current assets	173,714	147,552	167,426
Non-current assets:
Property, plant and equipment, net	21,619	23,660	24,543
Deferred income taxes, net	890	836	914
Goodwill	3,027	9,352	7,445
Acquired intangible assets, net	6,564	9,611	7,146
Other assets	18,931	17,025	12,626
Total assets	$224,745	$208,036	$220,100
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$21,213	$14,345	$16,061
Accrued liabilities	21,752	16,015	18,334
Current portion, long-term debt	434	—	—
Deferred revenue	14,712	10,822	6,373
Total current liabilities	58,111	41,182	40,768
Non-current liabilities:
Long-term debt	13,489	—	—
Income taxes payable	1,036	1,048	1,266
Deferred income tax liability, net	8	218	234
Other liabilities	7,570	6,085	7,801
Total liabilities	80,214	48,533	50,069
Shareholders’ equity:
Preferred and common stock	207,152	204,859	195,024
Accumulated deficit	(61,407)	(43,485)	(23,998)
Accumulated other comprehensive loss	(1,214)	(1,871)	(995)
Total shareholders’ equity	144,531	159,503	170,031
Total liabilities and shareholders’ equity	$224,745	$208,036	$220,100
End of period shares outstanding	33,260	33,151	31,613

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

Electro Scientific Industries, Inc.
Analysis of Fourth Quarter Fiscal 2017 Results
(Unaudited)

	Fiscal quarter ended			Fiscal year ended
(Dollars and shares in thousands)	Apr 1, 2017	Dec 31, 2016	Apr 2, 2016	Apr 1, 2017	Apr 2, 2016
Sales detail:
PCB	$28,339	$15,987	$29,152	$88,771	$94,121
Component Test	7,382	5,407	5,609	22,381	19,901
Semiconductor	8,036	6,690	8,974	29,557	38,262
Industrial Machining	6,161	5,695	7,751	20,314	32,107
Net Sales	$49,918	$33,779	$51,486	$161,023	$184,391

As % of net sales
GAAP
Gross profit	36.5%	33.9%	41.1%	38.2%	39.4%
Selling, service and administration expense	28%	39%	24%	33%	27%
Research, development and engineering expense	17%	23%	15%	20%	18%
Net operating expenses	73%	64%	39%	62%	46%
Operating (loss) income	(36%)	(30%)	2%	(23%)	(7%)
Non-GAAP
Gross profit	45.7%	34.5%	42.7%	42.3%	41.3%
Net operating expenses	40%	57%	36%	48%	42%
Operating income (loss)	5%	(23%)	6%	(6%)	(1%)

GAAP - Effective tax rate %	0.3%	3%	(55%)	0.1%	0.1%
Weighted average shares outstanding
Basic	33,065	32,919	31,580	32,551	31,411
Diluted GAAP	33,065	32,919	32,393	32,551	31,411
Diluted Non-GAAP	33,822	32,919	32,393	32,551	31,411
End of period employees	683	716	651	683	651

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

Electro Scientific Industries, Inc.
Fourth Quarter Fiscal 2017 Results
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Fiscal quarter ended			Fiscal year ended
(In thousands, except per share data)	Apr 1, 2017	Dec 31, 2016	Apr 2, 2016	Apr 1, 2017	Apr 2, 2016
Gross profit per GAAP	$18,230	$11,448	$21,184	$61,466	$72,703
Purchase accounting	447	229	278	1,133	1,140
Equity compensation	105	142	99	503	445
(Recovery of) charges for inventory write-off of damaged product	—	(170)	—	946	—
Charges for write-off of inventory	1,696	—	—	1,696	1,356
Charges for impairment of intangibles	2,349	—	435	2,349	435
Non-GAAP gross profit	$22,827	$11,649	$21,996	$68,093	$76,079

Operating expenses per GAAP	$36,301	$21,500	$20,055	$99,163	$85,171
Purchase accounting	(414)	(210)	(262)	(1,077)	(1,229)
Equity compensation	(1,707)	(1,674)	(882)	(5,934)	(3,787)
Recovery of (charges for) write-off of damaged product	—	54	—	(46)	—
Acquisition and integration costs	—	(31)	—	(366)	(194)
Restructuring costs	(6,614)	(321)	(227)	(6,986)	(2,824)
Impairment of goodwill	(7,445)	—	—	(7,445)	—
Non-GAAP operating expenses	$20,121	$19,318	$18,684	$77,309	$77,137

Operating (loss) income per GAAP	$(18,071)	$(10,052)	$1,129	$(37,697)	$(12,468)
Non-GAAP adjustments to gross profit	4,597	201	812	6,627	3,376
Non-GAAP adjustments to operating expenses	16,180	2,182	1,371	21,854	8,034
Non-GAAP operating income (loss)	$2,706	$(7,669)	$3,312	$(9,216)	$(1,058)

Non-operating income, net per GAAP	$103	$34	$127	$265	$195
Acquisition-related adjustments	—	—	—	(190)	—
Non-GAAP non-operating income	$103	$34	$127	$75	$195
Non-GAAP income (loss) before income taxes	$2,809	$(7,635)	$3,439	$(9,141)	$(863)

Net (loss) income per GAAP	$(17,923)	$(9,693)	$1,953	$(37,409)	$(12,257)
Non-GAAP adjustments to gross profit	4,597	201	812	6,627	3,376
Non-GAAP adjustments to operating expenses	16,180	2,182	1,371	21,854	8,034
Non-GAAP adjustments to non-operating expense	—	—	—	(190)	—
Income tax effect of other non-GAAP adjustments	32	(248)	(731)	(252)	(857)
Non-GAAP net income (loss)	$2,886	$(7,558)	$3,405	$(9,370)	$(1,704)
Basic Non-GAAP net income (loss) per share	$0.09	$(0.23)	$0.11	$(0.29)	$(0.05)
Diluted Non-GAAP net income (loss) per share	$0.09	$(0.23)	$0.11	$(0.29)	$(0.05)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

Electro Scientific Industries, Inc.
Fourth Quarter Fiscal 2017 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Fiscal quarter ended			Fiscal year ended
(In thousands)	Apr 1, 2017	Dec 31, 2016	Apr 2, 2016	Apr 1, 2017	Apr 2, 2016
Net (loss) income	$(17,923)	$(9,693)	$1,953	$(37,409)	$(12,257)
Non-cash adjustments and changes in operating activities	16,789	6,017	(5,249)	36,576	16,959
Net cash (used in) provided by operating activities	(1,134)	(3,676)	(3,296)	(833)	4,702
Net cash (used in) provided by investing activities	(203)	(3,687)	3,217	2,614	(13,812)
Net cash provided by (used in) financing activities	13,923	381	313	14,165	724
Effect of exchange rate changes on cash	255	(812)	108	(627)	(195)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	12,841	(7,794)	342	15,319	(8,581)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	44,891	52,685	42,071	42,413	50,994
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$57,732	$44,891	$42,413	$57,732	$42,413

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

Reconciliation of GAAP to Non-GAAP Financial Measures - Projected	Fiscal quarter ending Jul 1, 2017
Non-GAAP diluted earnings per share	$0.15 - $0.20
Purchase accounting	($0.02) - ($0.01)
Equity compensation	($0.05) - ($0.04)
Other items	($0.20) - ($0.12)
GAAP diluted EPS	($0.12) - $0.03

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com